Exhibit 32

Written Statement of Paul E. Menzel (Chairman of the Board and Chief Executive Officer) and
William R. Hayes (Senior Vice President and Treasurer) Pursuant to 18 U.S.C. Section 1350

        Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board and Chief Executive Officer, and Senior Vice President and Treasurer, respectively, of Ridgestone Financial Services, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Paul E. Menzel
Paul E. Menzel Chairman of the Board and Chief Executive Officer

/s/ William R. Hayes
William R. Hayes Senior Vice President and Treasurer

Date:   March 23, 2004